Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of June 14, 2024, (the “Effective Date”) by and between Xometry, Inc. (the “Company”), and Peter Goguen (“Executive”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

WHEREAS, the Company and Executive previously entered into that certain Amended and Restated Employment Agreement, effective as of July 2, 2021 (the “Employment Agreement”); and

WHEREAS, the Parties wish to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the Parties agree as follows:

1.
Amendments to Employment Agreement.

Notwithstanding anything to the contrary in the Employment Agreement, Section 6.2(a)(v) of the Employment Agreement shall be struck and replaced with the following: “(v) Effective as of Executive’s termination date, the vesting and exercisability of all outstanding equity awards that are held by Executive immediately prior to the termination date (if any) shall be accelerated in full. Any equity awards with performance-based vesting requirements that are to accelerate, shall be accelerated as if any performance metrics were achieved at 100%.”Executive hereby expressly consents to this Amendment of the Employment Agreement. All other terms and provisions of the Employment Agreement shall remain in full force and effect.

2.
Amendments and Waivers. Any term hereof may be amended, and the observance of any term hereof may be waived only with the written consent of each Party hereto. Any amendment or waiver so effected shall be binding upon the Parties.
3.
Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
4.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5.
Entire Agreement. This Amendment contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all other agreements between or among any of the parties with respect to the subject matter hereof; provided, however, that this Amendment modifies but does not supersede the Employment Agreement.

IN WITNESS WHEREOF, each of the Parties has executed this Amendment as of the date written above.

Xometry, Inc.	Executive
____________________________________ Sophia MacDonald, Chief People Officer	____________________________________ Peter Goguen